UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-05046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (734) 757-1444
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, the Board of Directors of Con-way Inc. appointed Gretchen W. McClain and Matthew J. Espe as new directors, effective immediately. Ms. McClain was also appointed to the Audit Committee and the Governance and Nominating Committee of the Board of Directors. Mr. Espe was also appointed to the Compensation Committee and the Finance Committee of the Board of Directors. Upon their appointments, Ms. McClain and Mr. Espe each received a restricted stock award having a value at the time of grant of approximately $91,667, which constitutes a prorated portion of the annual $100,000 restricted stock award received by all directors. They will also be entitled to receive an annual Board retainer (currently $80,000), annual committee fees (currently $5,000 for serving on the Finance or Governance and Nominating Committees, $7,500 for serving on the Compensation Committee, and $10,000 for serving on the Audit Committee), and an annual restricted stock grant (currently $100,000 in value on the date of grant) upon election or re-election to the Board at the annual shareholders’ meeting.
A copy of the press release announcing the appointment of Ms. McClain and Mr. Espe is furnished as Exhibit 99.1 to this Form 8-K.
ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date: June 18, 2015	By:	/s/ Stephen K. Krull
Stephen K. Krull
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 18, 2015